The Gabelli Small Cap Growth Fund
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and All requirements of the affiliated Underwriting Procedures of the Fund. A folder documenting such compliance for each transaction
Is available for inspection by Board Members.

Trade Date	11/13/97		11/21/97		11/25/97

Issue	       GST Telecom	Teligent Inc.	Catellus Dev.

Shares		24,600		13,000		20,000

Price		$12		$21.5		$18

Amount		$295,200	$279,500	$360,000

Spread		0.6		1.4		0.855
Amount

Spread %	5%		6.51%		4.75%

% of  Fund
Assets		0.10%		(a)		(a)

Fund's %
'of issue		0.35%		0.24%		0.12%

% of issue for
all Gabelli Funds  0.92%		0.34%		1.92%

Broker	               Morgan          	Merrill 		Morgan
	                Stanley		Lynch		Stanley
Issues within
90 Days		3		2		2

Reason		(1),(2)		(1),(2)		(1),(2)


Trade Date	12/16/97			2/5/98

Issue		Fairchild Inds.		Response USA

Shares		44,000			30,000

Price		$20			$6.5

Amount		$880,000		$195,000

Spread		1			0.39
Amount

Spread %	5%			6%


% of  Fund
Assets		(a)

Fund's %
'of issue		1.19%			1.25%

% of issue for
all Gabelli Funds	   6.74%			2.08%

Broker		Donaldson		Gruntal &
		Lufkin			Company
Issues within
90 Days		2			2

Reason		(1),(2)			(1),(2)

(a) New procedure adopted on November 18, 1997 do not require this 'condition to be met.

The purchases listed above meet the following requirements of 10f-3
      ...Part of an issue registered under the Securities Act of 1933. ...Purchased at not more than the offering price.
      ...Offered pursuant to a firm commitment  underwriting.
      ...The issuer has been in continuous operation for at least 3 years. All other requirement s are presented in the table above.
Reason Key

(1) Does not exceed 125% of the mean offering spread of  3
'comparable issues underwritten in the last 90 days.
(2)  Does not exceed 110% of the underwriting spread of  3
       'comparable issues underwritten in the last 90 days.
'ie: If 3 comparable issues are not available within 90 days a one year
       'window is used